FIRST AMENDMENT TO
                                CREDIT AGREEMENT

        This First Amendment to the Credit Agreement (the "Amendment") entered into as of this 7th day of April, 1996, by and between THE FIFTH THIRD BANK, an Ohio banking corporation (the "Bank") and ACCESS CORPORATION, an Ohio corporation (the "Borrower").

	WHEREAS, Bank and Borrower entered into that certain Credit Agreement, dated as of April 7, 1994 (the "Agreement");

	WHEREAS, in connection with the transactions contemplated by the Agreement, Borrower executed and delivered to Bank the following additional loan documents, each dated as of April 7, 1994: (a) a Revolving Note in the original principal amount of $400,000 (the "Note"); (b) a Security Agreement between Borrower and Bank; and (c) UCC-1 Financing Statements (the Agreement and all of the foregoing documents and all other loan documents executed in connection with the loan evidenced by the Agreement, as such have been amended and/or restated will be collectively referred to herein as the "Loan Documents");

	WHEREAS, Borrower and Bank desire to amend the Agreement and the Note to extend the term thereof, subject to the terms and conditions set forth herein;

	NOW THEREFORE, intending to be legally bound, the parties hereto agree as follows:

	1.	Amendments.

	(a)	Section 2, Subsection 2.1(c) of the Agreement is hereby
amended and restated in its entirety as follows:

		2.1 (c) On the date of execution of the First Amendment to the Credit Agreement (the "Amendment"), Borrower shall duly execute and deliver to Bank an amended and restated Revolving
                Note in the form attached as Exhibit 2.1 to the Amendment, in the principal amount of $400,000, bearing interest as specified in such Revolving Note (the "Revolving Note") and will be delivered to Bank in substitution for the Revolving Note originally executed by Borrower on April 7, 1994.

	(b)	Section 2, Subsection 2.1 (d) of the Agreement is hereby
amended and restated in its entirety as follows:

		(d)	The term of the Facility will expire on April 7, 1998
                (the "Due Date"), and the Revolving Note will become payable in full on that date. Borrower may prepay the principal balance of the Revolving Note in whole or part at any time.

	(c)	Section 2, Subsection 2.2 (b) of the Agreement is hereby
amended and restated in its entirety as follows:

		(b)	When proceeds of the Collateral are deposited to the
                Collection Account, after a reasonable time for clearance or payment (currently one (1) business days after receipt thereof), they will be credited by Bank against the outstanding principal amount of the Revolving Loans outstanding under the Facility. All such credits will be conditional credits subject to collection. Any item not finally paid will be charged to Borrower whether or not the item is returned.

	(d)	Section 4, Subsection 4.10 of the Agreement is hereby amended and restated in its entirety as follows:

                4.10 Depository/Banking Services. So long as this Agreement is in effect, Bank will be the principal depository in which substantially all of Borrower's funds are deposited, and the principal bank of account of Borrower. Borrower will also maintain a non-interest bearing account with Bank at all times during the term hereof with a collected balance of at least $75,000 deposited therein. Borrower will also grant Bank the first opportunity to provide any corporate banking services required by Borrower and its Affiliates, including, without limitation, payroll, cash management and employee benefit plan services.

	2.	Representations, Warranties and Covenants of Borrower.  To
induce Bank to enter into this Amendment, Borrower represents and warrants as follows:

	(a)	The representations and warranties of Borrower contained in
                Section of the Agreement are deemed to have been made again on and as of the date of execution of this Amendment, and are true and correct as of the date of execution hereof.

	(b)	No Event of Default (as such term is defined in Section 6 of the Agreement) or event or condition which, with the lapse of time or giving of notice or both, would constitute an Event of Default exists on the date hereof.

	(c)	The person executing this Amendment and the Amended and
                Restated Revolving Note, is a duly elected and acting officer of Borrower and is duly authorized by the Board of Directors of Borrower to execute and deliver this Amendment and such note on behalf of Borrower.

	3.	Conditions.  Bank's obligations under this Amendment are
                subject to the following conditions:

	(a)	Borrower shall have executed and delivered to Bank the Amended and Restated Revolving Note in the form attached hereto as
                Exhibit 2.1.

        (b) The Bank shall have been furnished copies, certified by the Secretary or assistant Secretary of Borrower, of resolutions of the Board of Directors of Borrower authorizing the execution of this Amendment, the Exhibits hereto and all other documents executed in connection herewith which resolutions will be in the form attached hereto as Exhibit A.

	(c)	The representations and warranties of Borrower in Section 2
                hereof shall be true and correct on the date of execution of this Amendment.

	(d)	Borrower shall pay all expenses and attorneys' fees incurred by Bank in connection with the preparation, execution and delivery of this Amendment and related documents.

	4.	General.

	(a)	Except as expressly modified hereby, the Agreement remains
                unaltered and in full force and effect. Borrower acknow-ledges that Bank has made no oral representations to Borrower with respect to the Agreement and this Amendment thereto and that all prior understandings between the parties are merged into the Agreement as amended by this writing. All Loans outstanding on the date of execution of this Amendment shall be considered for all purposes to be Loans outstanding under the Agreement as amended by this Amendment.

	(b)	Capitalized terms used and not otherwise defined herein will have the meanings set forth in the Agreement.

	(c)	Nothing contained herein will be construed as waiving any
                default or Event of Default under the Agreement or will affect or impair any right, power or remedy of the Bank under or with respect to the Loans, the Agreement, as amended, the Note, as amended and restated, or any agreement or instrument guaranteeing, securing or otherwise relating to the Loans.

	(d)	This Amendment shall be considered an integral part of the
                Agreement, and all references to the Agreement in the Agree-ment itself or any document referring thereto shall, on and after the date of execution of this Amendment, be deemed to be references to the Agreement as amended by this Amendment.

	(e)	This Amendment will be binding upon and inure to the benefit of Borrower and Bank and their respective successors and assigns.

	(f)	All representations, warranties and covenants made by
                Borrower herein will survive the execution and delivery of this Amendment.

	(g)	This Amendment will, in all respects, be governed and
                construed in accordance with the laws of the State of Ohio.

	(h)	This Amendment may be executed in one or more counterparts,
                each of which will be deemed an original and all of which together will constitute one and the same instrument.

	(i)	Borrower authorizes any attorney of record to appear for it
                in any court of record in the State of Ohio, after an Obligation becomes due and payable whether by its terms or upon default, waives the issuance and service of process, releases all errors and rights of appeal, and confesses a judgment against it in favor of the holder of such Obligation, for the principal amount of such Obligation plus interest thereon, together with court costs and attorneys'fees. Stay of Execution and all exemptions are hereby waived. If an Obligation is referred to an attorney for collection, and the payment is obtained without the entry of a judgment, the obligors will pay to the holder of such Obligation its attorneys' fees.

	IN WITNESS WHEREOF, Borrower and Bank have executed this Agreement by their duly authorized officers as of the date first above written.

	WARNING - BY SIGNING THIS PAPER, YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME, A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT OR ANY OTHER CAUSE.

                                        ACCESS CORPORATION

                                        By:     NEWTON D. BAKER
                                                ------------------------
                                        Its:    Executive Vice President

                                        THE FIFTH THIRD BANK

                                        By:     ANDREW G. AGGER
                                                -----------------------------
                                        Its:    Assistant Cashier

                              EXHIBIT 2.1

                         AMENDED AND RESTATED
                             REVOLVING NOTE



$400,000                                                 Cincinnati, Ohio
                                                            April 7, 1994
                            First Amendment and Restatement April 7, 1996


	On April 7, 1998, ACCESS CORPORATION, an Ohio corporation, for value received, hereby promises to pay to the order of THE FIFTH THIRD BANK, an Ohio banking corporation (the "Bank"), at its offices, located at 38
Fountain Square Plaza, Cincinnati, Ohio 45263, in lawful money of the United States of America and in immediately available funds, the principal sum of Four Hundred Thousand Dollars ($400,000) or such lesser unpaid principal amount as may be advanced by Bank pursuant to the terms of the Credit Agreement, dated April 7, 1994 and the First Amendment thereto, dated of even date herewith by and between Borrower and Bank, as the same may be amended from time to time (the "Agreement").

	The principal balance outstanding hereunder, will bear interest from the date of the first advance until paid at an annual floating rate of interest equal to one percent (1%) in excess of the Prime Rate (as defined below) of Bank in effect from time to time. The interest rate charged hereunder will change automatically upon each change in the Prime Rate. Accrued and unpaid interest will be due and payable monthly commencing on the 15th day of May, 1996 and continuing on the 15th day of each calendar month thereafter during the term hereof. Interest will be calculated based on a 360-day year and charged for the actual number of days elapsed, and will be payable on the first day of each calendar month. After maturity, whether by acceleration or otherwise, this Note will bear interest (computed and adjusted in the same manner, and with the same effect, as interest hereon prior to maturity) payable on demand, at a rate per annum equal to the Default Rate, until paid, and whether before or after the entry of judgment hereon.

      On April 7, 1998, all outstanding principal and all accrued and unpaid interest will be due and payable.

      The Prime Rate means the rate of interest per annum announced to be its Prime Rate from time to time by Bank at its principal office in Cincinnati, Ohio whether or not Bank will at times lend to borrowers at lower rates of interest, or, if there is no such Prime Rate, then its base rate or such other rate as may be substituted by Bank for the Prime Rate.

      The principal amount of each loan made by Bank under this Note and the amount of each prepayment made by Borrower under this Note will be recorded by Bank in the regularly maintained data processing records of Bank. The aggregate unpaid principal amount of all loans set forth in such records will be presumptive evidence of the principal amount owing and unpaid on this Note. However, failure by Bank to make any such entry will not limit or otherwise affect Borrower's obligations under this Note or the Agreement.

      All payments received by Bank under this Note will be applied first to payment of amounts advanced by Bank on behalf of Borrower or which may be due for insurance, taxes and attorneys' fees or other charges to be paid by Borrower pursuant to the Agreement and the Loan Documents (as defined in the Agreement), then to accrued interest on this Note, then to principal which will be repaid in the inverse order of maturity.

      This Note is the Revolving Note referred to in the Agreement, and is entitled to the benefits, and is subject to the terms, of the Agreement. Capitalized terms used but not otherwise defined herein will have the meanings attributed thereto in the Agreement. The principal of this Note is prepayable in the amounts and under the circumstances, and its maturity is subject to acceleration upon the terms, set forth in the Agreement. Except as otherwise expressly provided in the Agreement, if any payment on this Note becomes due and payable on a day other than one on which Bank is open for business (a "Business Day"), the maturity thereof will be extended to the next Business Day, and interest will be payable at the rate specified herein during such extension period.

      After the occurrence of an Event of Default and the expiration of any notice and cure periods, all amounts of principal outstanding as of the date of the occurrence of such Event of Default will bear interest at the Default Rate, in Bank's sole discretion, without notice to Borrower. This provision does not constitute a waiver of any Events of Default or an agreement by Bank to permit any late payments whatsoever.

      If any payment of principal is not paid when due (whether by accel-eration or otherwise after the expiration of applicable notice grace and cure periods), Borrower agrees to pay to Bank a late payment fee equal to five percent (5%) of the payment amount then due.

      Borrower may prepay any portion of this Note in part at any time with-out premium or penalty. Any prepayments under this Note in advance of any amortized payments will be applied to reduce the outstanding principal amount of this Note in the inverse chronological order of maturity.

      In no event will the interest rate on this Note exceed the highest rate permissible under any law which a court of competent jurisdiction will, in a final determination, deem applicable hereto. In the event that a court determines that Bank has received interest and other charges under this Note in excess of the highest permissible rate applicable hereto, such excess will be deemed received on account of, and will automatically be applied to reduce the amounts due to Bank from Borrower under this Note, other than interest, and the provisions hereof will be deemed amended to provide for the highest permissible rate. If there are no such amounts outstanding, Bank will refund to Borrower such excess.

      Borrower and all endorsers, sureties, guarantors and other persons liable on this Note hereby waive presentment for payment, demand, notice of dishonor, protest, notice of protest and all other demands and notices in connection with the delivery, performance and enforcement of this Note, and consent to one or more renewals or extensions of this Note (except as provided for in the Agreement).

      This Note is being executed in substitution for the Note, originally dated April 7,1994,in the principal amount of $400,000, and is not delivered in repayment thereof.

	This Note may not be changed orally, but only by an instrument in writing.

	This Note is being delivered in, is intended to be performed in, will be construed and enforceable in accordance with, and be governed by the internal laws of, the State of Ohio without regard to principles of conflict of laws. Borrower agrees that the State and Federal courts in Hamilton County, Ohio or any other court in which Bank initiates proceedings will have exclusive jurisdiction over all matters arising out of this Note, and that service of process in any such proceeding will be effective if mailed to Borrower at its address described in the Notices section of the Agreement. BORROWER HEREBY WAIVES THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS NOTE.

      Borrower authorizes any attorney of record to appear for it in any court of record in the State of Ohio, after this Note becomes due and payable, whether by its terms or upon default, waives the issuance and service of process, and releases all errors and rights of appeal, and confesses a judgment against it in favor of the holder of such obligation, for the principal amount of such obligation plus interest thereon, together with court costs and attorneys' fees. Stay of execution and all exemptions are hereby waived. If an obligation is referred to an attorney for collection, and the payment is obtained without the entry of a judgment, the obligors will pay to the holder of such obligation its attorneys' fees.

	WARNING - BY SIGNING THIS PAPER, YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME, A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT OR ANY OTHER CAUSE.

		                                          				ACCESS CORPORATION

                                                By: __________________

                                                Its: _________________

                               EXHIBIT A

                          ACCESS CORPORATION

                        CERTIFICATE OF BORROWER

                     re: Amendments to Loans from

                         The Fifth Third Bank


      The undersigned does hereby certify that he is the duly elected, qualified and acting Secretary of Access Corporation, an Ohio corporation (the "Borrower"), and the undersigned does hereby further certify as follows:

      1. Attached hereto, marked Attachment A, is a true and correct copy of the current Articles of Incorporation of Borrower together with all amendments thereto. (Previously furnished)

      2. Attached hereto, marked Attachment B, is a true and correct copy of the current Code of Regulations\Bylaws of Borrower together with all amendments thereto. (Previously furnished)

      3. Attached hereto, marked Attachment C, is a true and correct copy of a certain resolution of the board of directors of Borrower similar in all material respects to the one expected to be adopted at the next meeting.

      4. The following persons are the duly elected officers of Borrower, holding the office set forth opposite their respective names. Each officer who has executed or will execute any documents in connection with this loan transaction has set forth his true and customary signature opposite his name.

            Name                     Title               Signature

            Kent P. Friel          Chairman              See Signature Cards
            Scott D. Watkins       President & CEO       See Signature Cards
            Newton D. Baker        Treasurer & Asst. Sec.See Signature Cards
            Barbara A. Sommer      Asst. Treasurer       See Signature Cards
            James M. Anderson      Secretary             See Signature Cards
            Dennis J. Sullivan, Jr.Director              See Signature Cards

      5. Each officer whose personal signature appears above has been duly authorized by resolution of the board of directors of Borrower to execute any and all instruments or documents which he may deem necessary or appropriate in connection with this loan transaction.

           IN WITNESS WHEREOF, the undersigned hereby certifies the above to be true and has executed this certificate this 12th day of April, 1996.

                                           JAMES M. ANDERSON      , Secretary
                                           -------------------------------
                                           James M. Anderson


	The undersigned does hereby certify that he is the Executive Vice President of Borrower, and does further certify that James M. Anderson is the Secretary of Borrower, and that his signature set forth above is his true and customary signature.

                                     NEWTON D. BAKER, Executive Vice President
                                     ---------------------------
                                     Newton D. Baker

                                  ATTACHMENT C

                        to      ACCESS CORPORATION

                                 DIRECTORS' ACTION
                                BY WRITTEN CONSENT

      The undersigned, being all of the Directors of Access Corporation, an Ohio corporation (the "Corporation") who would be entitled to notice of a meeting of the Board of Directors, do hereby authorize, approve and agree to the adoption of the following action by their written consent without a meeting, pursuant to Section 1701.54 of the Ohio Revised Code:

      WHEREAS, the Board of Directors of the Corporation deem it in the best interest of the Corporation to amend the terms of certain loans in the original principal amount of $400,000 from The Fifth Third Bank ("Bank") to finance various operations of the Corporation;

      WHEREAS, negotiations have been carried on by and between the Corpor-ation and Bank relating to the structuring of the transaction and the form of documents to be used in connection with the financing; and

      WHEREAS, the following documents (collectively called the "Loan Documents") have been substantially finalized:

      1. The First Amendment to the Credit Agreement between Corporation and Bank; and

      2. The Amended and Restated Revolving Note between Corporation as Maker, and Bank in the principal amount of $400,000.

      NOW THEREFORE, BE IT RESOLVED, that the Loan Documents are hereby approved with such additional terms and provisions as the officer executing the same shall approve and the execution and delivery of such documents by such officer shall be conclusive evidence that the same has been authorized by this resolution; and

      RESOLVED FURTHER, that any one of the following officers of the Corporation are hereby authorized to execute and deliver the Loan Documents on behalf of the Corporation, and any and all other documents that he deems necessary and advisable in order to complete the transaction authorized by these resolutions and to perform such other acts, as in his judgment may be necessary or appropriate in order to effectuate the financing and the intent and purposes of the foregoing resolutions, the signature of only one such officer being necessary:

				Chairman of the Board
				President
				Vice President
				Secretary
				Treasurer

	RESOLVED FURTHER, that the Chairman of the Board, President, Vice President, Secretary and Treasurer of the Corporation are hereby authorized to execute, the signature of only one such officer being necessary, and any and all closing documents including but not limited to closing certificates and financing statements necessary to obtain the financing with such add-itional terms and provisions as the officer executing the same shall approve and the execution and delivery of such documents by such officer shall be conclusive evidence that the same has been authorized by this resolution.


Dated:



















































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